UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 11, 2008

DARLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-24620

DELAWARE	36-2495346
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of principal executive offices)

Registrant's telephone number, including area code:    972.717.0300

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      /  /        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

      /  /        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

      /  /        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

      /  /        Pre-commencement communcations pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of Performance-Based Target Bonuses and Long-Term Incentive Opportunities

On January 11, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of the Company established performance-based target bonuses and long-term incentive opportunities for its management team, including, without limitation, its principal executive officer, principal financial officer and the other executive officers listed in the table below, effective for the Company’s 2008 fiscal year.  Cash awards paid under such arrangement are designed to provide eligible participants with incentive compensation based upon the achievement of pre-established performance measures. Under such arrangement, awards are variable, and are determined based on a scale establishing specific weighting of certain financial and business objectives of the Company.  The financial objectives include earnings before interest, taxes, depreciation and amortization. Depending on the applicable officer, the business objectives include, without limitation: (i) achieving certain strategic objectives; (ii) achieving certain per unit operating costs; (iii) achieving pre-established levels of selling, general and administrative expenses; and (iv) achieving customer specific initiatives.

The potential business objective target bonus (the “Personal Business Objective Bonus”) for each executive begins payout at achievement of 90% of a pre-established financial performance goal for the Company (the “Company Financial Performance Goal”) and achievement of at least 75% of individual strategic, personal and operational goals.  The financial objective target bonus (the “Company Financial Objective Bonus”) begins payout at achievement of 100% of the Company Financial Performance Goal, with 100% of the Company Financial Objective Bonus being earned at a target level of approximately 120% of the Company Financial Performance Goal (the “Target Objective”).  If actual performance exceeds the Target Objective, the Company Financial Objective Bonus will continue to increase up to a maximum payout for achievement of (i) 175% of the Company Financial Performance Goal for the principal executive officer and principal financial officer and (ii) 150% of the Company Financial Performance Goal for all other executive officers.  The long-term incentive opportunities are obtained with achievement at 100% of the Company Financial Performance Goal and are primarily intended to be delivered through annual restricted stock grants vesting over a four-year period.  No awards will be earned if threshold performance levels are not met.  The following table sets forth the current base salary of each listed executive officer and the amounts that can be attained by each such executive officer under the aforementioned arrangement, in the case of the Personal Business Objective Bonus and the long-term incentive opportunity, at achievement of 100% of the Company Financial Performance Goal, and  in the case of the Company Financial Objective Bonus, at achievement of the Target Objective:

Name	Title	Current Base Salary	Approved Maximum Personal Business Objective Bonus Opportunity	Approved Company Financial Objective Bonus Opportunity Payable at Target Objective (1)	Approved Maximum LTI Opportunity

Randall C. Stuewe	Chief Executive Officer	$625,000	$109,375	$328,125	$373,000

John O. Muse	Chief Financial Officer	325,000	40,625	121,875	144,000

Mark Myers	Chief Operating Officer – Midwest	437,000	38,238	114,713	n/a

Neil Katchen	Chief Operating Officer – Retail and Service	260,000	32,500	97,500	134,000

Robert H. Seemann	Executive Vice President – Sales and Marketing	207,000	25,875	77,625	63,000

                 (1)  The Approved Company Financial Objective Bonus Opportunity payout will be greater than that listed if the Company achieves above Target Objective performance.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.
By: /s/ Randall C. Stuewe
Date: January 17, 2008	Randall C. Stuewe Chief Executive Officer